UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8170 Maple Lawn Boulevard, Suite 180

Fulton, MD 20759

(Address of Principal Executive Offices) (Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2014, Colfax Corporation (the “Company”) entered into a Conversion Agreement with BDT CF Acquisition Vehicle, LLC (the “BDT Investor”) pursuant to which the BDT Investor, the sole holder of the Company’s Series A Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) exercised its option to convert its 13,877,552 shares of Series A Preferred Stock into 12,173,291 shares of the Company’s common stock, which conversion occurred on February 12, 2014. In connection with the conversion, the Company agreed to pay to the BDT Investor approximately $23.4 million, which is equivalent to the aggregate amount of dividends that would have been payable on the Series A Preferred Stock, at an assumed per annum rate of 6% of its liquidation preference, through the third anniversary of its issuance, at which time the Company would have had the right to convert the Series A Preferred Stock into common stock at any time at its option subject to certain conditions.

The shares of the Company’s common stock beneficially owned by the BDT Investor represent approximately 14% of the voting rights in respect of the Company’s issued share capital.

Item 7.01	Regulation FD Disclosure.

On February 12, 2014, the Company issued the press releases furnished as Exhibits 99.1 and 99.2 to this report regarding (i) the Company’s agreement to acquire Victor Technologies Holdings, Inc. and the conversion of all of the Company’s outstanding Series A Preferred Stock, and (ii) a public offering of common stock by the Company. The press releases are incorporated in this Item 7.01 by reference.

Item 8.01	Other Events.

On February 12, 2014, the Company entered into a definitive agreement to acquire Victor Technologies Holdings, Inc., a global manufacturer of advanced cutting, gas control and specialty welding solutions. This agreement is filed as Exhibit 99.3 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Conversion Agreement, dated as of February 12, 2014, between Colfax Corporation and BDT CF Acquisition Vehicle, LLC.

99.1	Colfax Corporation press release dated February 12, 2014 regarding agreement to acquire Victor Technologies Holdings, Inc. and conversion of outstanding Series A Perpetual Convertible Preferred Stock.

99.2	Colfax Corporation press release dated February 12, 2014 regarding equity offering.

99.3	Agreement and Plan of Merger, dated as of February 12, 2014, among Colfax Corporation, Hugo Merger Co., Victor Technologies Holdings, Inc. and Irving Place Capital Management, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Colfax Corporation

By:	/s/ C. Scott Brannan
C. Scott Brannan
Senior Vice President, Finance and Chief Financial Officer

Date: February 12, 2014

EXHIBIT INDEX

10.1	Conversion Agreement, dated as of February 12, 2014, between Colfax Corporation and BDT CF Acquisition Vehicle, LLC.

99.1	Colfax Corporation press release dated February 12, 2014 regarding agreement to acquire Victor Technologies Holdings, Inc. and conversion of outstanding Series A Perpetual Convertible Preferred Stock.

99.2	Colfax Corporation press release dated February 12, 2014 regarding equity offering.

99.3	Agreement and Plan of Merger, dated as of February 12, 2014, among Colfax Corporation, Hugo Merger Co., Victor Technologies Holdings, Inc. and Irving Place Capital Management, L.P.